                                                                   Exhibit 10.13

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                             DISTRIBUTION AGREEMENT

     This Agreement (the "Agreement") is made on the 30th day of April 1998.

                                     BETWEEN

INGRAM EUROPEAN COORDINATION CENTER N.V./S.A. whose registered office is situated at Leuvensesteenweg 11, B-1932 Zaventem, Belgium, on behalf of its Ingram Micro affiliate companies in Europe (including but not limited to those companies listed on the attached schedule 1) "Ingram") and

DRAGON SYSTEMS INC of 320 Nevada Street, Newton, MA 02160, USA ("Vendor").

IT IS AGREED:

The terms and conditions of the distribution agreement between Ingram Micro Inc. and Vendor dated 15th December 1997 ("Distribution Agreement"), attached hereto as Exhibit A and made a part hereof by reference, are hereby agreed to and accepted by Ingram and Vendor (as amended by the terms of this document) to govern any distribution relationship in Europe between Ingram and Vendor and the terms of sale and purchase of Products between Ingram and Vendor.

Amendments to the Distribution Agreement

Clause 4: deliveries will be FOB Ingram's designated European warehouse. This shall be one location designated by Ingram. All other terms of clause 4 of the Distribution Agreement remain unchanged.

Additional Clauses

The following provisions will be deemed to be added.

This Agreement shall be construed and enforced in accordance with the laws of the State of California, except that body of law concerning conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this agreement.


[STRIKE-THROUGH TEXT] \s\JB

Vendor warrants, in addition to any other warranties, that the Products will comply with all health and safety regulations applying at the date of supply in the place where the Products are to be used by the end-user.

The provisions of the attached Schedule 2 shall apply in addition to the other terms and conditions of this Agreement in respect of all Products supplied by Vendor for the purposes of retail sale and/or which are supplied by IM for the purposes of retail sale to its customers.

In the event of the Distribution Agreement containing provisions which are in breach of European Union Law, it is expressly agreed that such provisions will be void and non applicable.

All product must be packaged and include sufficient components (or advice thereon) as to make them suitable for retail sale.

INGRAM EUROPEAN COORDINATION
CENTER N.V./S.A.                            DRAGON SYSTEMS INC.


By:       \s\ Karel Everaet                 By: \s\ Janet M. Baker
      --------------------------------            -----------------------------
Name:     Karel EVERAET                     Name:     Janet M. Baker
      --------------------------------            -----------------------------
Title:    MANAGING DIRECTOR                 Title: President
      --------------------------------            -----------------------------
Date: N30538                                Date:    30 April 1998
      --------------------------------            -----------------------------

                                   SCHEDULE 1

AUSTRIA:
Ingram Micro Computer Ges.m.b.H
Concorde Business Park CS
2320 Schwechat
Tel:  +43 1706 17 77 10
Fax:  +43 1706 17 77 18
Reg. No. 131945m
VAT No. ATU 38585401

BELGIUM:
Ingram Micro NV
Leuvensesteenweg 11
1932 Sint-Stevens-Woluwe
Tel:  +32 27 22 95 11
Fax:  +32 27 25 15 11
Reg. No. HRB 456.077.106
VAT No. BE 425.077.655

DENMARK:
Ingram Micro A/S
Slobemarken 15
2970 Hereholm
Tel:  +45 45 16 55 00
Fax:  +45 42 76 55 80
Reg. No. 110598
VAT No. DK 70562618

FINLAND:
Ingram Micro OY
Sinimlentle 10B
02631 Espoo
Tel:  +35 89 50 27 41
Fax:  +35 89 50 27 499
Reg. No. 565-016
VAT No. 0690814/0

FRANCE:
Ingram Micro S.A.R.L.
Carrefour de l'Europe
59812 Lesquin Cedex (Lille)
Tel:  +33 3 20 88 58 00
Fax:  +33 3 20 88 58 88
Reg. No. R.C. LILLE 928127
VAT No. FR 50 344658117

GERMANY:
Ingram Micro Deutschland GmbH
Hans-Pinsel-Strasse 9B
85540 Haar (Munchen)
Tel:  +49 89 46 18-0
Fax:  +49 89 46 18 1190
Reg. No. HRB Munchen 115953
VAT No. DE 812261350

ITALY:
Ingram Micro SpA
Via Prima Maggio 2/4
20068 Peschlera
Borromeo (Milano)
Tel:  +39 255 351
Fax:  +39 255-38401
Reg. No. 1367714
VAT No. IT 10297220153

THE  NETHERLANDS:
Ingram Micro BV
Mississippidreef 87
3506 CE Ultrecht
Tel:  +31 30 285 1801
Fax:  +31 30 262 1330
Reg. No. 85572
VAT No. NL 8047.55.486.BO1

NORWAY:
Ingram Micro AS
Brobeldnvelen 80
0583 Oslo
Tel:  +47 23 05 0000
Fax:  +47 23 05 0001
Reg. No. 963054432
VAT No. NO 963054432

SPAIN:
Ingram Micro SA
C/Sant Farran 52-68
Pol. Ind. Almeda
08940 Cornella de Llobragat (Barcelona)
Tel:  +34 3 474 90 90
Fax:  +34 3 377 34 50
Reg. No. A-75/076395
VAT No. ESA78076395

SWEDEN:
Ingram Micro AB
Kronborgsgrand 1
15487 Kista
Tel:  +46 8 477 15 00
Fax:  +45 8 703 93 48
Reg. No. 556254/8452
VAT No. SE 556254845201

SWITZERLAND:
Ingram Micro AG
Hardlinstrasse 15
8957 Spreltenbach
Tel:  +41 56 4197 929
Fax:  +41 56 4197 977
Reg. No. CH 400.3.017.0363
VAT no. CH 393154

UNITED KINGDOM:
Ingram Micro (UK) Ltd
Garamond Drive Wymbush
Milton Keynes MK8 8DF
Buckinghamshire, UK
Tel:  +44 1908 260 422
Fax:  +44 1908 265 526
Reg. No.   1609968
VAT No.  GB 440.3552.80

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.

                                   SCHEDULE 2

RETAIL PRODUCTS


1.        Defective Products

Vendor agrees to accept back for credit any Product returned to Ingram as defective by Ingram's retail customers which has been returned to the retail customer within [**] of the date of sale to the end user.


2.        Pass through MDF

Vendor agrees to make a Marketing Development Fund available for Ingram and Ingram's retail customers


3.        Promotional opportunities

Vendor will from time to time subscribe to Ingram's promotion opportunities.


4.        Merchandising services

Vendor will from time to time subscribe to Ingram's store Merchandising providing in-store focus.


5.        Product Requirements

          5.1 PRODUCT CHANGES; All version changes for any product must be notified in writing to Ingram as soon as reasonably practical with details of Ingram's cost price and any RRP (or similar) and in any event, at least 30 days before release date.

          5.2 NEW PRODUCTS; Vendor must inform Ingram as soon as reasonably possible of all new product releases and supply to Ingram sufficient samples free of charge, as Ingram need to supply to its retail customers for advertising purposes or evaluation. Vendor will also supply bar code information, product dimensions (both outer case and contents) and key selling points.

          5.3 BAR CODES All product must bear EAN-13/UPC bar code number and code readable on an external facing of the packaging of each product, any change of code must be notified in writing to Ingram 14 days prior to the date of any change.

          5.4. SHRINK WRAPPING If required by a particular retail customer of Ingram's products must be shrink-wrapped.

          5.5 SECURITY TAGGING All Products must be security tagged to a standard agreed between Ingram, Vendor and its retail customers.

          5.6 CERTIFICATE RATINGS All age restricted Products must display the appropriate symbol on the Product and advice given to Ingram's Buyer in this respect

6.        Dummy Boxes

Reasonable quantities of dummy boxes will be supplied to Ingram from time to time as Ingram requests.


7.        Specifications

                                                                       EXHIBIT A


                             DISTRIBUTION AGREEMENT

          THIS DISTRIBUTION AGREEMENT ("Agreement"), is entered into this 15th day of December, 1997, by and between INGRAM MICRO INC. ("Ingram"), a Delaware corporation, having its principal place of business at 1600 E. St. Andrew Place, Santa Ana, California 92705, and DRAGON SYSTEMS INC. ("Vendor"), a Delaware corporation, having its principal place of business at 320 Nevada Street, Newton, Massachusetts 02160. The parties desire to and hereby do enter into a distributor/supplier relationship, the governing terms and mutual promises of which are set out in this Agreement. This Agreement, upon the full execution hereof, shall supersede in its entirety the mutual Start-up Agreement dated July 14, 1997.

1.        DISTRIBUTION RIGHTS

1.1 Territory Vendor grants to Ingram, including its affiliates for resale, and Ingram accepts, the non-exclusive right to distribute in North America all computer products produced and/or offered by Vendor ("Product") during the term of this Agreement. Ingram shall have the right to purchase, sell and ship to any reseller within the territory or to Ingram's affiliate, or at Vendor's option Ingram's affiliate may purchase direct from Vendor.

1.2 Product Vendor agrees to make available and to sell to Ingram such Product as Ingram shall order from Vendor at the prices and subject to the terms set forth in this Agreement. Ingram shall not be required to purchase any minimum amount or quantity of the Product.

2.        TERM AND TERMINATION

2.1 Term The initial term of this Agreement is one (1) year. Thereafter the Agreement will automatically renew for successive one (1) year terms, unless it is earlier terminated.

2.2       Termination

          (a) Either party may terminate this Agreement, with or without cause, by giving thirty (30) days written notice to the other party.

          (b) Either party may immediately terminate this Agreement with written notice if the other party:

          (i) materially breaches any term of this Agreement and such breach continues for thirty (30) business days after written notification thereof; or

          (ii) ceases to conduct business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors; or

          (iii) attempts to assign or otherwise transfer its rights hereunder unless both have agreed in writing to such assignment or transfer.

3.        INGRAM OBLIGATIONS

3.1 Product Availability Ingram will list Product in its catalog(s) as appropriate and endeavor to make such Product available to customers.

3.2 Advertising Ingram will advertise and/or promote Product in a commercially reasonable manner and will transmit as reasonably necessary Product information and promotional materials to its customers.

3.3 Support Ingram will make its facilities reasonably available for Vendor and will assist in Product training and support. Ingram will provide reasonable, general Product technical assistance to its customers, and will direct all other technical issues directly to Vendor.

3.4       Administration

          (a) Upon request, Ingram will furnish Vendor with a valid tax exemption certificate.

          (b) Ingram will provide Vendor standard sales-out and inventory reports via its electronic Bulletin Board System.

          (c) Ingram may handle its customers' Product returns by batching them for return to Vendor at regular intervals.

4.        VENDOR OBLIGATIONS

4.1       Shipping/Export

          (a) Vendor shall ship Product pursuant to Ingram purchase order(s) ("P.O."). Product shall be shipped F.O.B. Ingram's designated warehouse with risk of loss or damage to pass to Ingram upon delivery to the warehouse specified in Ingram's P.O.

          (b) Ingram requires concurrent with the execution of this Agreement Export Administration Regulations product classification and supporting documentation: Certificate of Origin (General Use and/or NAFTA), Export Commodity Control

Number's; (ECCN's), General License and/or Individual Validated License information and Schedule "B"/Harmonized Numbers. This applies when distribution rights granted under Section 1.1 are outside the United States for the initial Product/s and when additions or changes to these Products occurs.

4.2 Invoicing For each Product shipment to Ingram, Vendor shall issue to Ingram an invoice showing Ingram's order number, the Product part number, description, price and any discount. At least monthly, Vendor shall provide Ingram with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement.

4.3 Product Availability Vendor agrees to maintain sufficient Product inventory to fill Ingram's orders. If a shortage of any Product exists, Vendor agrees to allocate its available inventory of such Product to Ingram in proportion to Ingram's percentage of all of Vendor's customer orders for such Product during the previous sixty (60) days.

4.4 Product Marketing Vendor will clearly mark each unit of Product with the Product name and computer compatibility. Such packaging will also bear a machine-readable bar code identifier scannable in standard Uniform Product Code (UPC) format. The bar code must identify the Product as specified by the Uniform Code Council (UCC). If the Vendor or Ingram customers' require serial number tracking the serial number must be clearly marked and bar coded on the outside of the individual selling unit. The bar code shall fully comply with all conditions regarding standard product labeling set forth in Exhibit B in the then-current Ingram Guide to Bar Code: The Product Label. Vendor may be assessed a reasonable per unit charge for all Product not in conformance herewith.

4.5 TechNotes Vendor will within thirty (30) days of execution of this Agreement sign the CIS/ Manufacture Product Information Library - TechNotes and Content Distribution Agreements as shown in Exhibit C and provide the required product information in the designated template format.

4.6 Support At no charge to Ingram, Vendor shall support Product and any reasonable Ingram efforts to sell Product. Vendor shall also provide to Ingram, its employees, and its customers reasonable amounts of sales literature, advertising materials, and training and support in Product sales, during Vendor's regular business hours.

4.7       New Product Vendor shall endeavor to notify Ingram at least thirty
(30) days before the date any new Product is introduced. Vendor shall make such Product available for distribution by Ingram no later than the date it is first offered for sale in the marketplace.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


4.8 Insurance Vendor shall carry insurance coverage for product liability/completed operations with minimum limits of [**]. Within ten (10) days of full execution of this Agreement, Vendor shall provide Ingram with a Certificate of Insurance. This Certificate of Insurance must include: (i) a broad form endorsement naming Ingram as an additional insured, and (ii) a mandatory thirty (30) day notice to Ingram of insurance cancellation.

4.9       Warranties/Certification

          (a) General Warranty Vendor represents and warrants that (i) it has good transferable title to the Products, (ii) the Product will perform in conformity with specifications and documentation supplied by Vendor, (iii) to the best of Vendor's knowledge, the Product or its use does not infringe any patents, copyrights, trademarks, trade secrets, or any other intellectual property rights, (iv) to the best of Vendor's knowledge, there are no suits or proceedings pending or threatened which allege any infringement of such proprietary rights other than described in Exhibit G, and (v) the Product sales to Ingram do not in any way constitute violations of any law, ordinance, rule or regulation in the distribution territory.

          (b) Warranty Vendor hereby represents and warrants that any Product offered for distribution does not contain any obscene, defamatory or libelous matter or violate any right of publicity or privacy.

          (c) End-User Warranty Vendor shall provide a warranty statement with Product for end user benefit. This warranty shall commence upon Product delivery to end-user. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABIITY AND FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY VENDOR WITH RESPECT TO THE PRODUCT. INGRAM SHALL NOT EXTEND ANY ADDITIONAL WARRANTIES TO ANY RESELLERS OR END-USERS OF THE PRODUCT. IN NO EVENT WILL INGRAM BE LIABLE FOR ANY LOST PROFITS OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF INGRAM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. VENDOR SHALL IN NO EVENT BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, PROFITS OR USE OF EQUIPMENT, OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE LICENSED PROGRAM.

          IT IS ALSO UNDERSTOOD BY BOTH PARTIES TO THIS AGREEMENT THAT SPEECH RECOGNITION IS INHERENTLY A STATISTICAL PROCESS; THAT SPEECH

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

RECOGNITION ERRORS ARE INHERENT IN THE PROCESS OF SPEECH RECOGNITION; THAT SPEECH RECOGNITION APPLICATIONS AND USAGE MUST BE DESIGNED TO ALLOW FOR SUCH ERRORS IN THE SPEECH RECOGNITION PROCESS.

          (d) Millennium Compliance Warranty Vendor warrants and represents that the Product will properly (a) record, store, process, calculate or present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 as a result of the occurrence, or use of data consisting of, such dates and (b) calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as such Product records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, or information dependent on or relating to such dates.

          (e) EU Warranty Vendor further warrants and represents for Products distributed to the European Union ("EU") that the Products will be accepted under all EU directives, regulations and the EU country's legislation.

          (f) Made in America Certification Vendor by the execution of this Agreement certifies that it will not label any of its products as being "Made in America," "Made in U.S.A.," or with similar wording, unless all components or elements of such Product is in fact made in the United States of America. Vendor further agrees to defend, indemnify and hold harmless from and against any and all claims, demands, liabilities, penalties, damages, judgments or expenses (including attorney's fees and court costs) arising out of or resulting in any way from Product that does not conform to the Certification.

5.        PRICING

5.1 Ingram Pricing The suggested retail price and any Ingram discount for Product is set out in Exhibit D. Vendor may modify Exhibit D with a minimum of thirty (30) days advance written notice to Ingram. All Ingram orders for Product will be billed at the price in effect when the order is placed. Ingram shall have sole discretion as to selling price of Product to its customers.

5.2 Vendor Pricing Vendor agrees that the [**]. If Vendor [**] also be entitled to participate in and receive notice of the same [**].

5.3       International Pricing If Vendor [**] into that territory.

5.4 Price Adjustments If Vendor reduces any Product price, or offers increased discounts to any customers, Vendor will promptly credit Ingram for the difference between the original Product price and the reduced Product price for Ingram's and its customers' Product inventory, including: (i) any Customer Product in-transit from/to

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Ingram, (ii) any unshipped orders, and (iii) orders in-transit to Ingram on the price reduction or increased discount offer date. In the event that Vendor shall raise the list price of a Product, all orders for such Product placed prior to the effective date of the price increase shall be invoiced at the lower price. Vendor shall provide Ingram with thirty (30) days advance notice of any price increases.

5.5 Payment Terms Payment terms shall be [**]. Payment shall be deemed made on the payment postmark date. All checks will be sent via FedEx at Vendor's expense.

5.6 Right to Withhold Notwithstanding any other provision in this Agreement to the contrary, Ingram shall not be deemed in default if it withholds any specific amount to Vendor because of a legitimate dispute between the parties as to that specific amount pending the timely resolution of the disputed amount.

5.7       Bulletin Board System (BBS) Ingram will provide the Detailed
Vendor Buying Report weekly by its electronic BBS. The standard reports will include sales by zip code, state, product/quantity sold and the detailed Vendor Buying Report. Ingram will provide reporting on a monthly basis on sell-through including SKU, title, version, company, zip, number sold subject to a separate Proprietary Information Non-Disclosure Agreement attached hereto as Exhibit H.

5.8 Rebate Vendor will provide a guaranteed [**], based on gross sales, for reporting under Section 5.7. In addition, Vendor will offer Ingram [**], based on gross sales, for achieving sell-through quotas. The sell through quotas shall be mutually agreed between both parties. The rebate will be paid by check within thirty (30) days after the quarter end. If no check is received within that period Ingram shall deduct that amount from the Vendor's next payment.

6.        MARKETING

6.1 Trademarks Ingram may advertise and promote the Product and/or Vendor, and may thereby use Vendor's trademarks, service marks and trade names according to Vendor's guidelines. Neither party shall acquire any rights in the trademarks, service marks or trade names of the other.

6.2 Advertising Vendor agrees to cooperate in Ingram's or Ingram's customers' advertising and promotion of Product and hereby grants Ingram a cooperative advertising allowance of [**] of Product invoice amount for such advertising featuring Product and/or Vendor. Ingram shall submit advertising to Vendor for review and approval prior to any initial release, and Vendor shall not unreasonably withhold or delay such approval. Upon receipt of reasonable evidence of such advertising expenditures, Vendor agrees to credit the amount thereof against future Ingram purchases.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

6.3       Programs

          (a) Ingram may offer marketing programs to Vendor including but not limited to launch programs and reseller pass through opportunities. If Vendor elects to participate, Vendor agrees to pay such funds as may be required for this purpose.

          (b) Vendor may be asked to prepay all marketing activities until a mutually agreed upon sell through rate is achieved.

          (c) All marketing pass through activities are subject to Ingram/buyer pre-approval.

6.4 Support Product Vendor shall consign a reasonable amount of demonstration Product to aid Ingram in its support and promotion of Product. All such consigned Product will be returned to Vendor upon request.

7.        RETURNS

7.1 Stock Balancing Notwithstanding anything herein to the contrary, Ingram may return throughout the term any Products which are in their original packaging to Vendor [**]. Ingram will pay all freight charges for returned Products.

7.2 Post-Term/Termination For [**] of this Agreement, Ingram may return to Vendor any Product [**]. Any credit or refund due Ingram for returned Product shall be equal to the Product purchase price plus all freight charges incurred by Ingram in returning the Product.

7.3 Product Discontinuation Vendor shall give Ingram thirty (30) days' advance written notice of Product discontinuation. Ingram may return all such Product to Vendor for full credit of Product purchase price plus all freight charges incurred by Ingram in returning the Product, [**].

7.4       Defective Product

          (a) Ingram may return any Product to Vendor that Ingram or its customer finds defective. Vendor shall immediately credit Ingram for the Product purchase price, plus all freight charges incurred by Ingram in returning the defective Product.

          (b) If any Product is recalled by Vendor because of defects, revisions or upgrades, Ingram will, at Vendor's request, provide reasonable assistance with the recall. Vendor will pay Ingram's expenses in connection with such recall.

8.        INDEMNIFICATION

8.1 Product Indemnity Vendor shall defend, indemnify, and hold harmless Ingram from and against any claims, demands, liabilities, or expenses
(including attorney's fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Products. This duty to indemnify Ingram shall be in addition to the warranty obligations of Vendor.

8.2 General Indemnity Each party shall indemnify, defend and hold the other harmless from and against any and all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable attorney's fees and expenses, resulting from any act or omission of the acting party or its employees under this Agreement, that causes or results in property damage, personal injury or death.

8.3 Intellectual Property Rights Indemnity Vendor shall defend, indemnify and hold Ingram, its resellers and their customers, harmless from and against all damages and costs incurred by any of them arising from the infringement of any patent, copyright, trademark, trade secret or other proprietary right by reason of the manufacture, sale, marketing, or use of Product.

8.4 Product Infringement Upon threat of claim of infringement, Vendor may, at its expense and option (i) procure the right to continue using any part of Product, (ii) replace the infringing Product with a non-infringing Product of similar performance, or (iii) modify Product to make it non-infringing. If Vendor does not so act within ninety (90) days after such claim, Ingram may return Product to Vendor for a full credit against future purchases or for a cash refund, at Ingram's option.

8.5 Multi-Media Indemnity Vendor shall defend, indemnify and hold Ingram, its resellers and their customers, harmless from and against all damages and costs incurred by any of them to the extent it is based upon a claim that the Product either (i) violates a third party's right of publicity and/or right of privacy, or (ii) contains any obscene, defamatory or libelous matter.

8.6 European Indemnity For Products distributed to a country of the EU, the Vendor accepts full responsibility for, and will indemnify Ingram for, all costs and damages arising from any non-compliance with any manufacturer-directed EU decree, regulation or directive.

8.7 Millennium Compliance Indemnity Vendor agrees to indemnify and hold Ingram and its shareholders, officers, directors, employees, agents, successors, and assigns harmless from and against any and all claims, suits, actions, liabilities, losses, costs, reasonable attorney's fees, expenses, judgments or damages, whether ordinary, special or consequential, resulting from any third party claim made or suit brought against Ingram or such persons, to the extent such results from Vendor's breach of the warranty specified in Section 4.9(d).

8.8 Limitation of Liability NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOST PROFITS OF BUSINESS, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE), AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          THIS LIMITATION IS IN NO WAY MEANT TO LIMIT VENDOR'S LIABILITY FOR PERSONAL INJURY OR DEATH AS A RESULT OF A DEFECT IN ANY PRODUCT IN THOSE JURISDICTIONS WHERE THE LAW DOES NOT ALLOW THIS LIMITATION.

9.        COMPLIANCE WITH FEDERAL LAWS AND REGULATIONS

9.1       Executive Order 11246 Vendor agrees to include the Equal
Employment Opportunity Clause by reference in every contract, agreement and purchase order entered into with subcontractors or suppliers as required by 41 CFR 60-1.4.

9.2 Employer Information Report EEO-1 Written Affirmative Action Program Vendor agrees that if the value of any contract or purchase order is fifty thousand dollars ($50,000) or more and the Vendor has fifty (50) or more employees, Vendor will (i) file an EEO-1 report (Standard Form 100) and comply with and file such other compliance reports as may be required under Executive Order 11246, as amended, and Rules and Regulations adopted thereunder and (ii) will develop a written affirmative action compliance program for each of its establishments as required by Title 41 CFR 60-1.40.

9.3 Veterans Employment Clause Vendor agrees to abide by and comply with the provisions of the Affirmative Action Clause, 41 CFR 60-250.4.

9.4 Employment of Handicapped Persons Vendor agrees that it will abide by and comply with the provisions of the Affirmative Action Clause, 41 CFR 60-741.4.

9.5 Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals Where a government contract is expected to exceed five hundred thousand dollars ($500,000), Vendor agrees to comply with all requirements of P.L. 95-507 and regulations promulgated thereunder. Vendor shall comply with instructions contained in Exhibit E.

9.6 Women-Owned Business Concerns Vendor shall comply with instructions contained in Exhibit F. Where a government contract is expected to exceed five hundred thousand dollars ($500,000), Vendor agrees to comply with all requirements of Executive Order 12138 and all regulations promulgated thereunder.

10.       GOVERNMENT PROGRAM

10.1 Partnership America Vendor may, at its sole option, participate in Ingram's government reseller program in which case the provisions of Exhibit F, Partnership

America, shall apply. A draft copy is provided solely for your information and review.

11.       GENERAL PROVISIONS

11.1 Notices Any notice which either party may desire to give the other party must be in writing and may be given by (i) personal delivery to an officer of the party, (ii) by mailing the same by registered or certified mail, return receipt requested, to the party to whom the party is directed at the address of such party as set forth at the beginning of this Agreement, or such other address as the parties may hereinafter designate, and (iii) by facsimile or telex communication subsequently to be confirmed in writing pursuant to item
(ii) herein.

11.2 Governing Law This Agreement shall be construed and enforced in accordance with the laws of the State of California, except that body of law concerning conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

11.3 Cooperation Each party agrees to execute and deliver such further documents and to cooperate as may be necessary to implement and give effect to the provisions contained herein.

11.4 Force Majeure Neither party shall be liable to the other for any delay or failure to perform which results from causes outside its reasonable control.

11.5 Attorneys Fees In the event there is any dispute concerning the terms of this Agreement or the performance of any party hereto pursuant to the terms of this Agreement, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, each party shall be solely responsible for its own costs and attorney's fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

11.6 Export Regulations Ingram agrees by the purchase of Products to conform to, and abide by, the export laws and regulations of the United States, including but not limited to, the Export Administration Act of 1979 as amended and its implementing regulations. Ingram shall include a statement in it's standard sales terms and conditions that any shipment of Product outside the United States will require a valid export license. Ingram further agrees to distribute Product in accordance with the territory as defined in Section 1.1. Whenever a EU country is specified as Territory under Section 1.1, Territory shall include all EU countries.

12.       AGREEMENT

12.1 Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.2 Section Headings Section headings in this Agreement are for convenience only, and shall not be used in construing the Agreement.

12.3 Incorporation of all Exhibits Each and every exhibit referred to hereinabove and attached hereto is hereby incorporated herein by reference as if set forth herein in full.

12.4 Severability A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found to be valid.

12.5 No Implied Waivers If either party fails to require performance of any duty hereunder by the other party, such failure shall not affect its right to require performance of that or any other duty thereafter. The waiver by either party of a breach of any provision of this Agreement shall not be a waiver of the provision itself or a waiver of any breach thereafter, or a waiver of any other provision herein.

12.6 Binding Effect/Assignment This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. This Agreement shall not be assignable by Vendor, without the express written consent of Ingram, which consent shall not be unreasonably withheld, except to a Person in which it has merged or which has otherwise succeeded to all or substantially all of such party's business and assets to which this Agreement pertains and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this provision will be void.

12.7 Survival Sections 5.5 (Payment Terms), 5.6 (Right to Withhold), 7.2 (Post-Term Termination) and 8. (Indemnification) shall survive the expiration or earlier termination of this Agreement.

12.8 Entirety This Agreement constitutes the entire agreement between the parties regarding its subject matter. This Agreement supersedes any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are expressly terminated. The terms and conditions of each party's purchase orders, invoices, acknowledgments/confirmations or similar documents shall not apply to any order under this Agreement, and any such terms and conditions on any such document are objected to without need of further notice or objection. Any modifications to this Agreement must be in writing and signed by authorized representatives of both parties.

12.9 Authorized Representatives Either party's authorized representative for execution of this Agreement or any amendment hereto shall be president, a partner, or a duly authorized vice-president of their respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.

          IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

"Ingram"                                      "Vendor"

Ingram Micro Inc.                             Dragon Systems Inc.
1600 E. St. Andrew Place                      320 Nevada Street
Santa Ana, California 92705                   Newton, Massachusetts 02160

By: \s\ VL Cotten                             By: \s\ Janet M. Baker
          -----------------------------       ------------------------------
Name:                                         Name: Janet M. Baker
          -----------------------------       ------------------------------
          Victoria L. Cotten
Title:    Sr. Vice President Purchasing       Title: President
          -----------------------------       ------------------------------
Date:     1-15-98                             Date: 31 Dec. 1997
          -----------------------------       ------------------------------

* AGREEMENT MUST BE SIGNED BY PRESIDENT OR BY A DULY AUTHORIZED
VICE PRESIDENT OR PARTNER.

EXHIBITS:

A         -       Vendor Routing Guide (if applicable)

B         -       Guide to Bar Code: The Product Label

C         -       TechNotes

D         -       Product Price List

E         -       Small And Disadvantaged Business Certification

F         -       Partnership America

G         -       Pending Litigation

H         -       Proprietary Information Non-Disclosure Agreement

                                    EXHIBIT A


                              VENDOR ROUTING GUIDE






                  Not Applicable
      -------
                  Attached
      -------